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                                                               EXHIBIT 10.20(E)


         RESOLVED, that the Committee hereby interprets Section 4.1(c) of the Plan to permit the exercise of options under a procedure whereby the optionholder is not required to deliver physical stock certificates if he or she certifies ownership of shares which qualify for use to pay the exercise price (thereby constructively tendering such shares) and receives upon exercise of the options an incremental number of shares equal to the difference between (a) the gross number of shares deemed to be so purchased upon such exercise and (b) the number of shares so certified as being owned and constructively tendered in payment of the exercise price.

         RESOLVED, FURTHER, that the Committee hereby confirms that shares of Common Stock may be used under Section 4.1(c) of the Plan to pay the purchase price of shares upon exercise of all options unless the resolutions awarding the options provide otherwise.

         RESOLVED, FURTHER, that Section 4.1(i) of the Plan is hereby amended by adding the following provisos at the end of the third sentence thereof:

                  ; provided, however, that if the optionee's employment is terminated by the Company for any reason other than conduct that in the judgment of the Committee involves dishonesty or action by the optionee that is detrimental to the best interest of the Company, then the optionee may at any time within three months after termination of his or her employment by the Company exercise his or her Reload Option; provided, further, that, if the optionee's employment terminates on account of total or permanent disability, then the optionee may at any time within one year after termination of his or her employment exercise his or her Reload Option; provided, further, that, if the optionee dies while in the employ of the Company, or within the three month or one year period following termination of his or her employment as described in the foregoing provisos, then his or her Reload Option may be exercised at any time within one year following his or her death by the person or persons to whom his or her rights under the Reload Option shall pass by will or by the laws of descent and distribution.

         RESOLVED, FURTHER, that each Reload Option shall be evidenced by an Option Agreement in the form of the Option Agreement previously approved for awards to officers generally under the Plan, with such modifications to such form as may be necessary or appropriate to reflect the terms of Reload Options under the Plan and to provide that they may be exercised, subject to the provisions of the Plan, in whole or in part at any time or from time to time after the one year period provided for in Section 4.1 (i) of the Plan.